Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 3 TO

PRODUCT OFF-TAKE AGREEMENT

THIS AMENDMENT NO. 3 TO PRODUCT OFF-TAKE AGREEMENT (the “Amendment”) is made and entered into effective the 5th day of August 2022 by and between Bakersfield Renewable Fuels, LLC (as successor-in-interest to GCE Holdings Acquisitions, LLC) (“GCE”) and ExxonMobil Oil Corporation (“ExxonMobil”). GCE and ExxonMobil may individually be referred to herein as “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, GCE and ExxonMobil are parties to that certain Product Off-Take Agreement dated April 10, 2019, as amended by that certain Amendment and Waiver Letter Agreement dated March 31, 2020 (the “Letter Agreement”) and by that certain Amendment No. 2 to Product Off-Take Agreement dated February 23, 2022 (“Amendment No. 2” and, collectively with all amendments, the “Agreement”) regarding ExxonMobil’s purchase and GCE’s sale of certain quantities of renewable diesel fuel;

WHEREAS, the Parties desire to further amend the Agreement in certain respects as set forth herein; and

WHEREAS, Section 16.4 of the Agreement provides that the Agreement may be amended so long as such amendment is in writing and signed by the Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby enter into this Amendment and agree as follows:

1.	The Parties hereby amend Article I by deleting the definition of “LIBOR” in its entirety.

2.	The Parties hereby amend Article I by deleting the definition of “Monthly Delivery Schedule” in its entirety and replacing it with the following:

“ “Monthly Delivery Schedule” shall have the meaning given to that term in Section 3.1(ii).”

3.	The Parties hereby amend Article I by deleting the definition of “SUSOILS” in its entirety and replacing it with the following:

“ “SUSOILS” means Sustainable Oils, Inc. as successor-in-interest to Sustainable Oils Company.”

4.	The Parties hereby delete Section 2.2(a) in its entirety and replace it with the following:

“(a)   EXXONMOBIL agrees to purchase (i) one hundred thirty five (135) million Gallons of Renewable Diesel each Year during the Initial Term and sixty-seven million five hundred thousand (67,500,000) Gallons of Renewable Diesel for the final six (6) month period of the Initial Term (for a total of 742,500,000 Gallons during the Initial Term) and (ii) eighty-five (85) million Gallons each Year during any Renewal Term (such volume during the applicable Year (or in the case of the final six-month period of the Initial Term), the “Committed Volume”) from GCE.”

5.	The Parties hereby add the following to the end of Section 2.2(e):

“If at the end of the Term any Annual Deficiency remains, GCE shall continue to supply EXXONMOBIL with Renewable Diesel as follows: volumes of Renewable Diesel from the Project shall (on a first priority basis – prior to being offered to any other party) be nominated by the Parties in accordance with Article III (Programming of Deliveries) and, to the extent EXXONMOBIL nominates such Make-up RD as part of the Monthly Schedule Volume, such Make-up RD will be sold to EXXONMOBIL under the terms and conditions set forth in this Agreement (including this Section 2.2(e)) until the earlier of (x) the 365th day following the end of the Term and (y) the date on which GCE has delivered enough Make-up RD to equal such Annual Deficiency, at which point, GCE will not have any further obligations to supply Renewable Diesel hereunder.”

6.	The Parties hereby amend Section 2.3(a) by deleting “sixty (60) months” and replacing it with “sixty-six (66) months”.

7.	The Parties hereby delete Section 2.5(a) in its entirety and replace it with the following:

“(a)    The Start Date is anticipated to be between […***…] and […***…].”

8.	The Parties hereby delete the title to Section 2.6 and replace it with “RFS2 Repeal / Modification; New Federal Incentives” and hereby add a new subsection (c) to Section 2.6 as follows:

“(c)    In the event that the U.S. federal government implements new policies, regulations, or programs providing for credits, benefits or other incentives related to the production, manufacture, or sale of renewable fuels, including a national low carbon fuel standard, EXXONMOBIL shall be entitled to the entirety of such credits, benefits, or other incentives but only to the extent that they are related to or associated with the production of the quantities of Renewable Diesel or, if applicable, sustainable aviation fuel, purchased hereunder by EXXONMOBIL.”

9.	The Parties hereby amend Section 5.7 by inserting the following at the end of that provision: “; provided, however, that the foregoing shall not override or otherwise impact GCE’s obligations under Section 2.6(c)”.

10.	The Parties hereby delete Schedule 2.1 in its entirety and replace it with a new Schedule 2.1 attached hereto and made a part hereof.

11.	The capitalized terms and expressions used in this Amendment shall have the meanings ascribed to such terms and expressions in the Agreement, unless expressly provided otherwise.

12.	Except as expressly provided in this Amendment, all other provisions of the Agreement shall remain unchanged and in full force and effect and shall be binding on the Parties. Wherever the term “Agreement” is used in the Agreement, it shall mean the Agreement as amended by this Amendment.

13.	In the event of any conflict between the terms and conditions of this Amendment, on the one hand, and the Agreement (other than this Amendment), on the other hand, the terms and conditions of this Amendment shall govern solely to the extent of any such conflict.

14.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to agreements made and to be performed entirely within New York, without regard to the conflicts of law principles of New York.

15.	No waiver shall be deemed to have been made by any Party of any of its rights under this Amendment unless the waiver is in writing and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. To be binding, any amendment of this Amendment must be effected by an instrument in writing signed by the Parties.

16.	The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Amendment, or the application thereof to any Party or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Amendment and the application of such provision to the other Party or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

17.	This Amendment may be executed in counterparts with the same effect as if all Parties have executed the same document, provided that no Party shall be bound to this Amendment until all Parties have executed a counterpart. This Amendment is for the sole benefit of the Parties and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the Parties and such assigns, any legal or equitable rights hereunder.

[Signature page to follow]

IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Parties, effective upon the date set forth above.

BAKERSFIELD RENEWABLE FUELS, LLC

By:

Name:

Title:

Date:

exxonmobil OIL CORPORATION

By:

Name:

Title:

Date:

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